BankAtlantic Bancorp, Inc.
Exhibit 32.1
Certification Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
          In connection with the Quarterly Report on Form 10-Q of BankAtlantic Bancorp, Inc. (the “Company”) for the period ended September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Alan B. Levan, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
          1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
          2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: Name:	/s/ Alan B. Levan Alan B. Levan
Title:	Chief Executive Officer
Date:	November 9, 2009